Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-175245 of Marathon Petroleum Corporation on Form S-8 of our report related to the financial statements and supplemental schedule of the Marathon Petroleum Thrift Plan dated June 24, 2013, appearing in this Annual Report on Form 11-K for the year ended December 31, 2012.

/s/ McConnell & Jones LLP

Houston, Texas

June 24, 2013

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